UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 10, 2013

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State of Incorporation)

000-53390	20-2543857
(Commission File Number)	(I.R.S. Employer Identification Number)

294 Grove Lane East, Wayzata, Minnesota 55391

(Address of Principal Executive Offices)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2013, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Canaccord Genuity Inc. and Northland Securities, Inc. (together, the “Placement Agents”), relating to the registered direct offering (the “Offering”) of 7,000,000 shares of our common stock, $0.001 par value per share (the “Shares”), at a price to the public of $2.15 per share (the “Offering Price”), less agency fees. We expect the Offering to close on or about December 16, 2013, subject to the satisfaction of customary closing conditions, and expect that the net proceeds to us from the Offering will be approximately $13.9 million after deducting placement agent fees and estimated offering expenses payable by us. In connection with the closing of the Offering, we have entered into a subscription agreement (each a “subscription Agreement”) with each investor that participates in the offering. A copy of the form of Subscription Agreement is filed as Exhibit 1.2 to this current report on Form 8-K and is incorporated by reference herein. The Placement Agency Agreement provides that we will indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or reimburse the Placement Agents for payments that the Placement Agents may be required to make because of such liabilities. Among other provisions, the form of Subscription Agreement sets forth the terms of each investor’s purchase of Shares in connection with the offering and the manner of settlement for such purchase.

The Shares were offered pursuant to a preliminary prospectus supplement dated December 10, 2013, and are being sold pursuant to a prospectus supplement dated December 11, 2013, and an accompanying base prospectus dated October 10, 2013, pursuant to our existing shelf registration statement on Form S-3 (File No. 333-191431) that was declared effective by the Securities and Exchange Commission on October 10, 2013. The opinion of our counsel regarding the validity of the Shares to be issued by us is filed herewith as Exhibit 5.1 to this current report on Form 8-K.

The foregoing descriptions of the Placement Agency Agreement and the form of Subscription Agreement are not complete and are qualified in their entirety by reference to the full text of the Placement Agency Agreement, a copy of which is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated by reference herein, and the full text of the form of Subscription Agreement, a copy of which is filed as Exhibit 1.2 to this current report on Form 8-K and is incorporated by reference herein.  The Placement Agency Agreement and the form of Subscription Agreement have been filed with this report to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about our company. The representations, warranties and covenants contained in the Placement Agency Agreement and the form of Subscription Agreement were and are made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Placement Agency Agreement and each Subscription Agreement.

Item 8.01. Other Events.

On December 11, 2013, we issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

1.1	Placement Agency Agreement, dated as of December 10, 2013, by and among Dakota Plains Holdings, Inc., Canaccord Genuity Inc. and Northland Securities, Inc.

1.2	Form of Subscription Agreement.

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated December 11, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2013	DAKOTA PLAINS HOLDINGS, INC.

	By:	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
1.1	Placement Agency Agreement, dated as of December 10, 2013, by and among Dakota Plains Holdings, Inc., Canaccord Genuity Inc. and Northland Securities, Inc.	Filed Electronically

1.2	Form of Subscription Agreement.	Filed Electronically

5.1	Opinion of Faegre Baker Daniels LLP.	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1).	Filed Electronically

99.1	Press Release, dated December 11, 2013.	Filed Electronically

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